Exhibit 99.1

Tesla Q3 2020 Vehicle Production & Deliveries

In the third quarter, we produced just over 145,000 vehicles and delivered nearly 140,000 vehicles.

	Production	Deliveries	Subject to operating lease accounting
Model S/X	16,992	15,200	13%
Model 3/Y	128,044	124,100	7%
Total	145,036	139,300	7%

In terms of days of sales, new vehicle inventory declined further in Q3 as we continue to improve our delivery efficiency.

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Our net income and cash flow results will be announced along with the rest of our financial performance when we announce Q3 earnings. Our delivery count should be viewed as slightly conservative, as we only count a car as delivered if it is transferred to the customer and all paperwork is correct. Final numbers could vary by up to 0.5% or more. Tesla vehicle deliveries represent only one measure of the company’s financial performance and should not be relied on as an indicator of quarterly financial results, which depend on a variety of factors, including the cost of sales, foreign exchange movements and mix of directly leased vehicles.